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                                                                EXHIBIT (p)(ii)
                                                                    May 1, 1999

                            UNIBANK SECURITIES, INC.
                         INVESTMENT MANAGEMENT DIVISION

                                 CODE OF ETHICS
                       (PERSONAL SECURITIES TRANSACTIONS)

SECTION I STATEMENT OF GENERAL PRINCIPLES

This Code has been adopted by Unibank Securities Inc., Investment Management Division ("IMD") to satisfy the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

All investment professionals located in Unibank Investment Management in Copenhagen who are covered by the Personnel Sharing Agreement between Unibank Securities, Inc. and Unibank A/S are subject to this Code as regards to all clients of IMD ("Clients").

Since IMD has Investment Company clients, it is necessary to comply with Rule 17j-1 of the 1940 Act.

As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of an Investment Company may abuse their fiduciary duties to the Investment Company and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

The Code is based on the principle that the employees of IMD ("Employees") who provide services to the Clients or who in the course of their duties obtain information regarding the Clients investment transactions, owe a fiduciary duty to the Clients to conduct their personal securities transactions in a manner that does not interfere with the Client's transactions or otherwise take unfair advantage of their position. All employees are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

All Employees shall place the interests of the Clients before their own personal interests. Technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Clients. Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Clients.



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Every Employee must read and retain this Code, and should recognize that he or she is subject to the provisions hereof.

SECTION II DEFINITIONS

         (A) "Access Person" means IMD and any director, Manager, officer or Advisory Person (as defined below) of IMD

         (B) An "Advisory Person" of IMD means:

         (i) any employee who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

         (ii) any natural person in a Control relationship to IMD who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of any Security.

         (C) "Beneficial Ownership" has the meaning set forth in paragraph
         (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code should be deemed to include, but not be limited to, any interest by which an Access Person or any Immediate Family Member of an Access Person can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest which arises as a result of:
         a general partnership interest in a general or limited partnership;
         an interest in a trust;
         a right to dividends which is separated or separable from the underlying Security;
         a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable);
         or a performance related advisory fee (other than an asset based fee) unless
         (i) the performance related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more and (ii) equity securities of the issuer do not account for more than 10% of the market value of the portfolio.

         (D) "Compliance Officer" means the person designated by IMD to serve as the chief compliance officer.

         (E) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, and includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting Securities of a company.


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         (F) "Immediate Family Member of an Access Person" means a person who shares the same household as the Access Person and is related to the Access Person by blood, marriage and/or adoption.

         (G) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and should be deemed to include any and all stock, debt obligations, and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities or a foreign currency. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any financial instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

         (H) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

SECTION III OBJECTIVE AND GENERAL PROHIBITIONS

Although certain provisions of this Code apply only to Access Persons, all Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I and III. Therefore, an Employee may not engage in any personal investment transaction under circumstances where the Employee benefits from or interferes with the purchase or sale of investments by the Clients. In addition, Employees may not use information concerning the investments or investment intentions of the Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients (or any other participant in the market for that security).

Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Clients. In this regard, Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of the Clients, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Client to:


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         (i) employ any device, scheme or artifice to defraud the Client;

         (ii) make any untrue statement of a material fact to the Client or omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

         (iv) engage in any manipulative practice with respect to the Client.

Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section VIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV PROHIBITED TRANSACTIONS

The following prohibitions apply to Access Persons:

         (A) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that a Client has purchased or sold the Security within the last 7 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 7 calendar days, or the Security is being considered for purchase of sale by a Client, unless the Access Person obtains advance clearance of such transaction pursuant to Section V.

         The Compliance Officer will conduct an appropriate review of all reported trades of Access Persons that suggest the possibility of a violation of this prohibition.

         (B) The prohibitions of this Section IV do not apply to:

               (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

               (2) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds);

               (3) Bank certificates of deposit and bankers' acceptances;

               (4) Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

               (5) Government Bonds, e.g. U.S. Treasury obligations;


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               (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of any such rights;

               (7) Involuntary (i.e., non-volitional) purchases and sales of Securities;

               (8) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an Immediate Family Member of the Access Person, absent an advance written determination by the Compliance Officer to the contrary; and

               (9) Transactions in a Security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a Security) involving shares for USD 10,000 or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more.

SECTION V PRE-CLEARANCE PROCEDURES

         Access Persons have to pre-clear all personal securities transactions, except Transactions listed in Section IV, B.

 .

         (A) FROM WHOM OBTAINED

               Pre-clearance of a personal transaction in a Security may be obtained only from the Compliance Officer or a person who has been designated by the Compliance Officer to pre-clear transactions. The Compliance Officer and these designated persons are each referred to as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

         (B) TIME OF CLEARANCE

               (1) Access Persons may pre-clear trades only in cases where they have a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

               (2) Pre-clearance of a trade shall be valid and in effect only for a period of two trading days, including the day pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming


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               aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances which give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

         (C) FORM

                  Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose by IMD, which form shall set forth the details of the proposed transaction, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is annexed hereto as Schedule A.

         (D) FILING

                  A copy of all completed clearance forms, with the required signatures, shall be retained by the Compliance Officer.

         (E) FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

                  A Clearing Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                  (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                  (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of a Client;

                  (3) Whether the chance of a conflict of interest is remote;
                  and

                  (4) Whether the transaction is likely to affect a Client adversely.

         (F) MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE

                  After clearance is given to an Access Person, the Compliance
            Officer shall monitor the Access Persons's transactions to ascertain whether the cleared transaction was executed within the prescribed time period and in the specified amount.


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SECTION VI REPORTS

            (A) Access Persons are required to notify the Compliance Officer of all brokerage accounts through which Securities in which they have Beneficial Ownership are held, purchased or sold ("Personal Securities Accounts"), and shall promptly notify the Compliance Officer any time a new Personal Securities Account is opened. In addition, Access Persons shall make arrangements so that duplicate confirmations and statements relating to all Personal Securities Accounts are sent to the Compliance Officer, unless an exemption from this requirement is granted in writing by the Compliance Officer. As regards to all transactions executed through the "Medarbejderbanken" (the Danish branch dedicated to the employees working in Denmark) for accounts owned by Access Persons arrangements has been made for automatic transaction reporting to the Compliance Officer.

            (B) Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security, except that the report need not set forth information regarding the following types of transactions:

                   (1) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds);

                   (2) Bank certificates of deposit and bankers' acceptances;

                   (3) Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                   (4) Government Bonds, e.g. U.S. Treasury obligations; and

                   (5) Transactions in an account, over which the Access Person does not exercise, directly or indirectly, any influence or control.(1)

                   Such report is hereinafter called a "Quarterly Securities
            Transaction Report."

            (C) A Quarterly Securities Transaction Report shall be on the form annexed hereto as Schedule B and must contain the following information with respect to each reportable transaction:


----------
1 The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.


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                   (1) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                   (2) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

                   (3) Name of the broker, dealer or bank with or through whom the transaction was effected.

         Transactions effected in Personal Securities Accounts as to which the Compliance Officer is being furnished with confirmations and statements need not be included in the Quarterly Securities Transaction Report, provided that the report includes a certification that there are no reportable transactions other than those set forth in the Quarterly Securities Transaction Report and in confirmations and statements for such accounts. Alternatively, the Compliance Officer may approve an abbreviated version of Schedule B that omits such information for use by Access Persons who furnish confirmations and statements to the Compliance Officer.

         (D) A Quarterly Securities Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

         (E) It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI. Any effort by IMD to facilitate the reporting process does not change or alter that responsibility.

SECTION VII CERTIFICATION BY ACCESS PERSONS

Access Persons shall be required to certify not more than 30 days after they become Access Persons, and annually thereafter, that they have read and understand this Code and recognize that they are subject to it. Access Persons shall also be required to certify annually that they have complied with the requirements of this Code. The form of certification is annexed hereto as Schedule C.

SECTION VIII SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by IMD as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. Any sanctions to be imposed shall be determined by the Management of IMD. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Client and the more advantageous price paid or received by the offending person.

SECTION IX ADMINISTRATION AND CONSTRUCTION

         (A) The administration of this Code shall be the responsibility of the Compliance Officer.


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         (B) The duties of the Compliance Officer are as follows:

                   (1) Continuous maintenance of current lists of the names of all Employees and Access Persons, with an appropriate description in each case of the titles or employments of such persons, including a notation of any directorships held by Access Persons;

                   (2) On an annual basis, providing each Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

                   (3) Maintaining or supervising the maintenance of all records and reports required to be kept by IMD pursuant to this Code;

                   (4) Preparing listings of all transactions effected by Access Persons who are subject to the requirement of Section V of this Code to file Quarterly Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Clients;

                   (5) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

                   (6) Conducting such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Management of IMD;

                   (7) Submission of a quarterly report to the Management of IMD containing a description of any violation of this Code by an Employee, noting in each case any sanction imposed; any transactions which suggest the possibility of a violation of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code; and

                   (8) Such other duties as are set forth in this Code.

         (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                   (1) Copies of all Personal Transactions Policies of IMD and schedules thereto which have been in effect at any time during the past five (5) years.

                   (2) A record of each violation of this Code and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of IMD in which the violation occurred;


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                   (3) A copy of each report made by an Access Person or the
                   Compliance Officer pursuant to this Code, for a period of not less than five (5) years from the end of the fiscal year of IMD in which such report is made or issued, the last three
                   (3) years in a place that need not be easily accessible; and

                   (4) A list of all persons who are, or within the past five
                   (5) years have been, required to make reports pursuant to Rule 17j-1 and this Code.

         (D) On an annual basis, and at such other times as deemed to be necessary or appropriate by the Management of IMD, the Management of IMD shall review operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

         (E) This Code may not be amended or modified except in a written form which is specifically approved by Management of IMD. Also, if this Code has been approved by any Client, the Client has to approve in writing the new version of the Code.

         (F) The Compliance Officer may delegate to one or more other officers or employees of IMD such responsibilities of the Compliance Officer as he or she may deem appropriate; provided, that:

         (i) any such delegation shall be set forth in writing and retained as part of the records of IMD; and

         (ii) it shall be the responsibility of the Compliance Officer to supervise the performance by such persons of the responsibilities which have been delegated to them.

SECTION X COORDINATION WITH OTHER RULES FOR PERSONAL TRANSACTIONS

         Certain Employees may also be subject to other policies for personal securities transactions. However, no other Code can supercede this Code in any way. Employees working in Copenhagen (including certain expatriated employees working in branches or subsidiaries of Unibank A/S) are all subject to the rules and policies as regards to personal securities transaction, insider trading, etc.


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SCHEDULE A

UNIBANK SECURITIES, INC.
INVESTMENT MANAGEMENT DIVISION

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

                  I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial
         Ownership:

PURCHASES AND ACQUISITIONS
--------------------------
            No. of Shares
            or Principal          Name of    Current Market Price      Name of
Date          Amount             Security     Per Share or Unit         Broker
----        -------------        --------    --------------------      -------

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------------------------------------------------------------------------------

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------------------------------------------------------------------------------
SALES AND OTHER DISPOSITIONS
----------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

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

Date:                     Signature:
    ---------------------          --------------------------------------------


Permission Granted        Permission Denied
                  -------                   ---------
Date and Time:            Signature:
             ------------          -------------------------------------------
                                                (Clearing Officer)


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SCHEDULE B

UNIBANK SECURITIES, INC.
INVESTMENT MANAGEMENT DIVISION

QUARTERLY SECURITIES TRANSACTION REPORT

I certify that this report, together with the confirmations and statements for any Personal Securities Account(s) as to which I have arranged for the Compliance Officer to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to Section VII(B) of the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of the quarter. Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS
--------------------------
            No. of Shares
Trade       or Principal           Name of               Unit              Total
Date        Amount                 Security              Price             Price              Broker
----        -------------          --------              -----             ------             ------

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SALES AND OTHER DISPOSITIONS

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

Date Completed:                Signature:
              ----------------          ---------------------------------------


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SCHEDULE C


UNIBANK SECURITIES, INC.
INVESTMENT MANAGEMENT DIVISION




ACKNOWLEDGMENT OF COMPLIANCE WITH CODE OF ETHICS

I have read and understand the Personal Securities Transaction Code of IMD (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. Furthermore, if during the past calendar year I was subject to the Code, I certify that I complied in all respects with the requirements of the Code as in effect during that year.

I certify that my Personal Securities Accounts are as follows:

       Title of Account          Name of Broker             Account Number

















I am a director of the following public and private companies:






Date Completed:                    Signature:
              -------------------           -----------------------------------

                                   Print Name:
                                             ----------------------------------


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